UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 31, 2006


                       WHISPERING OAKS INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

                    Texas                           75-2742601
        -------------------                  --------------------------
         (State of incorporation)        (I.R.S. Employer Identification Number)


                           7080 River Road, Suite 215
                   Richmond, British Columbia, Canada V6X 1X5
               --------------------------------------------------
              (address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (604) 207-9150
                                                       --------------

                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01   Regulation FD Disclosure


      The Company will appear on the broadcast television show Your Cancer Today. The scheduled date is the weekend of November 4 and 5, 2006.

      During the interview, the Company will discuss its RECAF technology which allows for the detection of the majority of cancers with a basic blood test; along with the potential use of RECAF for imaging the location of the cancer and for cancer therapy. The interview will focus on the importance of cancer diagnosis using a simple inexpensive blood test as it pertains to reducing overall medical costs, with an emphasis on the individual patient that will benefit by the early stage cancer detection or by monitoring for any recurrence of a treated cancer. The Company's RECAF technology has the potential to dramatically enhance medical care through early cancer detection of all the major cancers including cancer of the prostate, breast, lung, colon, stomach, ovaries and others.

      Your Cancer Today is television show with related internet web site. The show explores cancer diagnosis and treatment and current research breakthroughs with expert commentators. The show is intended to inform and educate viewers with source notations allowing further investigation. A list of the broadcast coverage areas, show times and broadcasting stations can be found at their web site - Your Cancer Today.









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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 31, 2006

                                     WHISPERING OAKS INTERNATIONAL, INC.



                                     By:  /s/ Dr. Ricardo Moro
                                          ------------------------------------
                                          Dr. Ricardo Moro, President